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                                                                   EXHIBIT 10.19

           PLAN PARTICIPANTS OF THE DURA AUTOMOTIVE SYSTEMS, INC. 2003 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AS OF JUNE 30, 2007

Participant name:

     David R. Bovee *
     Lawrence A. Denton
     John J. Knappenberger
     Milton D. Kniss *
     Theresa L. Skotak
     Karl F. Storrie *
     Timothy Stephens

* Former participant entitled to benefits, which are subject to Bankruptcy Court approval.